Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Kenneth D. Najour Chief Financial Officer T: 340-713-7722 E: Kenneth.Najour@AltisourceAMC.com

Altisource Residential Corporation Reports Second Quarter 2014 Results

FREDERIKSTED, U.S. Virgin Islands, July 22, 2014 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) announced today financial and operating results for the second quarter of 2014. Net income for the second quarter of 2014 totaled $67.8 million, or $1.18 per diluted share, compared to net income of $5.2 million, or $0.26 per diluted share, for the second quarter of 2013.

Net income for the six months ended June 30, 2014 totaled $109.7 million, or $1.97 per diluted share, compared to net income of $4.2 million, or $0.29 per diluted share, for the six months ended June 30, 2013.

Residential also reported estimated taxable income of $26.5 million for the second quarter of 2014 compared to taxable income of $3.3 million for the second quarter of 2013 and $25.8 million for the first quarter of 2014.

Second quarter 2014 highlights:

•	Agreed to acquire an aggregate of 4,374 non-performing and re-performing mortgage loans having an aggregate market value of underlying properties of $1.23 billion.

•	Declared and paid a dividend of $0.45 per share, marking Residential’s third consecutive quarterly dividend increase.

•	Resolved 1,156 loans, up from 822 loans in the first quarter of 2014.

•	Increased rental portfolio to 142 properties, well in excess of target of 100 rental properties by June 30, 2014.

Chairman William Erbey stated, “Residential had a very strong quarter, marking the third consecutive increase in our quarterly dividend.”

“We are very pleased with our second quarter results and the execution of our strategic plan. We continue to be focused on acquiring portfolios that grow our rental portfolio while delivering attractive returns to shareholders,” said Chief Executive Officer Ashish Pandey.

Webcast and conference call
The Company will host a webcast and conference call on Tuesday, July 22, 2014, at 10:00 a.m. Eastern Time to discuss its financial results for the second quarter of 2014. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

About Residential
Residential is focused on providing affordable rental homes to families throughout the United States.  It acquires single-family properties through the purchase of distressed mortgage loan portfolios.  Residential’s strategy is to work with borrowers to modify and refinance loans to keep them in their homes, and it expects to convert the majority of remaining loans into renovated rental properties. Additional information is available at www.altisourceresi.com.

Forward-looking statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential’s ability to implement its business plan; Residential’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Residential’s Registration Statement on Form 10, its Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

Altisource Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013

Rental revenues and net gain on investments:
Rental revenues	$181	$—	$250	$—
Net unrealized gain on mortgage loans	105,042	7,165	170,172	8,293
Net realized gain on mortgage loans	10,819	1,719	20,140	2,106
Total rental revenues and net gain on investments	116,042	8,884	190,562	10,399
Expenses:
Residential property operating expenses	3,253	84	4,303	84
Real estate depreciation and amortization	103	—	151	—
Mortgage loan servicing costs	16,925	1,242	28,362	1,634
Interest expense	6,945	654	12,653	696
General and administrative	5,687	714	7,079	1,701
Related party general and administrative	17,467	1,156	30,099	2,234
Total expenses	50,380	3,850	82,647	6,349
Other income	1,698	193	1,806	193
Income before income taxes	67,360	5,227	109,721	4,243
Income tax (benefit) expense	(422)	—	26	—
Net income	$67,782	$5,227	$109,695	$4,243

Earnings per share of common stock – basic:
Earnings per basic share	$1.19	$0.27	$1.98	$0.31
Weighted average common stock outstanding – basic	57,138,695	19,374,601	55,297,630	13,624,599
Earnings per share of common stock – diluted:
Earnings per diluted share	$1.18	$0.26	$1.97	$0.29
Weighted average common stock outstanding – diluted	57,401,953	20,259,184	55,754,685	14,522,227

Dividends declared per common share	$0.45	$—	$0.93	$—

Altisource Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets:
Real estate held for use:
Land	$3,875	$478
Rental residential properties, net	14,917	3,092
Real estate owned	231,013	32,332
Total real estate held for use, net	249,805	35,902
Real estate assets held for sale	27,572	1,186
Mortgage loans	2,024,028	1,207,163
Mortgage loans held for investment	144,009	—
Cash and cash equivalents	130,758	115,988
Restricted cash	10,269	5,878
Accounts receivable	631	1,428
Related party receivables	12,608	9,260
Investment in affiliate	18,000	18,000
Deferred leasing and financing costs, net	3,457	2,293
Prepaid expenses and other assets	260	1,542
Total assets	$2,621,397	$1,398,640
Liabilities:
Repurchase agreements	$1,271,483	$602,382
Accounts payable and accrued liabilities	7,459	4,952
Related party payables	31,947	5,879
Total liabilities	1,310,889	613,213
Commitments and contingencies	—	—
Equity:
Common stock, $.01 par value, 200,000,000 authorized shares; 57,162,071 and 42,286,669 shares issued and outstanding, at June 30, 2014 and December 31, 2013, respectively	572	423
Additional paid-in capital	1,226,939	758,584
Retained earnings	82,997	26,420
Total equity	1,310,508	785,427
Total liabilities and equity	$2,621,397	$1,398,640

Non-GAAP measures - Estimated REIT taxable income

Estimated REIT taxable income is a measure that we use in connection with monitoring our compliance with certain REIT requirements. Estimated REIT taxable income should never be considered as an alternative to net income or net income per share as indicators of our operating performance.

The following table is a reconciliation of U.S. GAAP net income to estimated REIT taxable income (unaudited, $ in thousands):

	U.S. GAAP	Adjustments	Tax
	Three months ended June 30, 2014	Three months ended June 30, 2014	Three months ended June 30, 2014
Rental revenues and net gain on investments:
Rental revenues	$181	$—	$181
Net unrealized gain on mortgage loans	105,042	(58,655)	46,387
Net realized gain on mortgage loans	10,819	(2,283)	8,536
Interest income, advance recoveries and other	—	1,855	1,855
Total revenues	116,042	(59,083)	56,959
Expenses:
Residential property operating expenses	3,253	—	3,253
Real estate depreciation and amortization	103	(7)	96
Mortgage loan servicing costs	16,925	(14,581)	2,344
Interest expense	6,945	—	6,945
General and administrative	5,687	(2,774)	2,913
Related party general and administrative	17,467	(841)	16,626
Total expenses	50,380	(18,203)	32,177
Other income	1,698	—	1,698
Income before income taxes	$67,360	$(40,880)	$26,480

	Six months ended June 30, 2014	Six months ended June 30, 2014	Six months ended June 30, 2014
Rental revenues and net gain on investments:
Rental revenues	$250	$—	$250
Net unrealized gain on mortgage loans	170,172	(84,194)	85,978
Net realized gain on mortgage loans	20,140	(3,405)	16,735
Interest income, advance recoveries and other	—	2,854	2,854
Total revenues	190,562	(84,745)	105,817
Expenses:
Residential property operating expenses	4,303	—	4,303
Real estate depreciation and amortization	151	(39)	112
Mortgage loan servicing costs	28,362	(23,203)	5,159
Interest expense	12,653	—	12,653
General and administrative	7,079	(3,202)	3,877
Related party general and administrative	30,099	(867)	29,232
Total expenses	82,647	(27,311)	55,336
Other income	1,806	—	1,806
Income before income taxes	$109,721	$(57,434)	$52,287